EXHIBIT 5

                                 MICROBEST, INC.

                                PROMISSORY NOTES

Convertible Promissory Note         Dorothy Smith                 $100,000

Convertible Promissory Note         Douglas Leuthold              $ 75,000

Convertible Promissory Note         Calvin Decoursey              $ 25,000

Promissory Note                     The Shark Fund, LLC           $150,000

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO ACTION LETTER FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION.

                                 MICROBEST, INC.
                            (A MINNESOTA CORPORATION)

                           CONVERTIBLE PROMISSORY NOTE

$100,000.00                                                 Boca Raton, Florida
                                                            September 1, 1999

            FOR VALUE RECEIVED, the undersigned, Microbest Inc., a Minnesota corporation (the "Company"), at 751 Park of Commerce Drive, Suite 122, Boca Raton, Florida 33487, hereby promises to pay to the order of Dorothy Smith, (the "Lender") residing at 1516 Florida Drive, Loveland, California 80538, the principal sum of One Hundred Thousand Dollars ($100,000) on or prior to the September 1, 2001 (the "Maturity Date"), together with interest at the rate of eight and three-quarters percent (8 3/4%) per annum, but in no event shall the rate of interest exceed the maximum rate if any, allowable under applicable law. Interest shall commence with the date hereof and shall continue on the unpaid principal until paid in full.

            The outstanding principal balance of, and accrued interest on, this Note shall be convertible at any time after December 31, 2000, at the option of the Lender, into shares of the Company's Common Stock (the "Common Stock"), $.001 stated value per share at a conversion price equal to twenty (20%) percent discount off the ninety (90) day average daily closing bid price, as reported on the Over the Counter Bulletin Board (the exchange on which the Common Stock is listed and traded), for the ninety (90) days immediately preceding the applicable Conversion Date (the "Conversion Date").

            In connection with the conversion of this Note as herein above provided, the Lender shall deliver this Note to the Company, together with the Notice of Conversion attached hereto as Exhibit A, pursuant to which the Lender shall confirm its election to convert and shall indicate to the Company the amount of principal and accrued interest under this Note it is electing to convert. Any election to convert all or a portion of this Note must include all of the accrued interest hereunder up to and including the date of conversion. The balance of unconverted principal of this Note remaining, if any, immediately following any such conversion shall be reflected in a new Company promissory note in favor of the Lender in the principal amount of such balance, bearing interest at eight and three-quarters percent (8 3/4%) per annum, having the same Maturity Date and which shall be convertible on the same terms and conditions as this Note.

            The Company's failure to pay timely any of the principal or interest due under this Note on the date same becomes due and payable shall constitute a default hereunder.

            If not converted on or prior to September 1, 2001, principal and interest due hereunder shall be paid in lawful money of the United States in immediately available funds or the equivalent at the address of Lender set forth above or at such other address as Lender may designate. All payments made hereunder shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the principal amount payable on this Note.

            This Note may be prepaid in whole or in part at any time without penalty; provided, however, that in the event that the Company shall desire to pre-pay all or a portion of the principal balance outstanding under this Note, the Company shall provide ten (10) days' advance written notice thereof to the Lender at the address indicated above, during which period, the Lender shall have the option to convert all or a portion of this Note under the terms and conditions herein provided.

            The provisions of this Note shall inure to the benefit of and be binding on any successor to the Company and shall extend to any pennitted holder hereof. This Note, as well as the rights and obligations hereunder, may not be assigned by the Lender without the prior written consent of the Company, which consent shall be granted or denied in the Company's sole and complete discretion.

            The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note and the benefit of any statute of limitations with respect to any action to enforce this Note. This Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the choice of law provisions thereof.

(The remainder of this page has been left blank intentionally.)

            No amendment or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by either the Company or the Lender, as the case may be depending on which is the party against whom enforcement of the amendment or waiver is sought and then such waiver or amendment, as the case may be, shall only be effective for the specific purpose(s) for which it is given.

                                                MICROBEST, INC.,
                                                a Minnesota corporation


                                                By: /s/ MICHAEL J. TROUP
                                                   -----------------------------
                                                     Name: MICHAEL J. TROUP
                                                     Title: CEO
                                                     A Duly Authorized Signatory

WITNESS:

/s/ WILLIAM BRESLIN
------------------------------
Name: WILLIAM BRESLIN
Title: CFO

                                    EXHIBIT A

                               ELECTION TO CONVERT

      The undersigned, Dorothy Smith, who is the holder of a certain promissory note dated September 1, 1999 (the "Note") in the principal amount of one hundred thousand dollars ($100,000) in its favor from Microbest, Inc., a Minnesota corporation, as maker, hereby elects to convert all of the accrued and unpaid interest to date outstanding under the Note and in the amount of $___________ and $___________ in unpaid principal together which total $__________ thereof into ____________ shares of the Company's common stock, $.001 stated value per share ("Common Stock") based on a conversion price equal to a twenty (20%) percent discount off the ninety (90) day average closing bid price as reported on the Over the Counter Bulletin Board (the exchange on which the Common Stock is listed and traded), for the ninety (90) trading days immediately preceding the applicable Conversion Date ("Conversion Date").

Dated:_____________, 20__

                                          By:_________________________
                                                Name: Dorothy Smith

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO ACTION LETTER FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION.

                                 MICROBEST, INC.
                            (A MINNESOTA CORPORATION)

                           CONVERTIBLE PROMISSORY NOTE

$75,000.00                                                  Boca Raton, Florida
                                                            September 1, 1999

      FOR VALUE RECEIVED, the undersigned, Microbest Inc., a Minnesota corporation (the "Company"), at 751 Park of Commerce Drive, Suite 122, Boca Raton, Florida 3 _3 )487, hereby promises to pay to the order of Douglas Leuthold,(the "Lender") residing at 8074 Tanger Woods Court, West Chester, Ohio 45069, the principal sum of Seventy Five Thousand Dollars ($75,000) on or prior to the September 1, 2001 (the "Maturity Date"), together with interest at the rate of eight and three-quarters percent (8 3/4%) per annum, but in no event shall the rate of interest exceed the maximum rate if any, allowable under applicable law. Interest shall commence with the date hereof and shall continue on the unpaid principal until paid in full.

            The outstanding principal balance of, and accrued interest on, this Note shall be convertible at any time after December 31, 2000, at the option of the Lender, into shares of the Company's Common Stock (the "Common Stock"), $.001 stated value per share at a conversion price equal to twenty (20%) percent discount off the ninety (90) day average daily closing bid price, as reported on the Over the Counter Bulletin Board (the exchange on which the Common Stock is listed and traded), for the ninety (90) days immediately preceding the applicable Conversion Date (the "Conversion Date").

            In connection with the conversion of this Note as herein above provided, the Lender shall deliver this Note to the Company, together with the Notice of Conversion attached hereto as Exhibit A, pursuant to which the Lender shall confirm its election to convert and shall indicate to the Company the amount of principal and accrued interest under this Note it is electing to convert. Any election to convert all or a portion of this Note must include all of the accrued interest hereunder up to and including the date of conversion. The balance of unconverted principal of this Note remaining, if any, immediately following any such conversion shall be reflected in a new Company promissory note in favor of the Lender in the principal amount of such balance, bearing interest at eight and three-quarters percent (8 3/4%) per annum, having the same Maturity Date and which shall be convertible on the same terms and conditions as this Note.

            The Company's failure to pay timely any of the principal or interest due under this Note on the date same becomes due and payable shall constitute a default hereunder.

            If not converted on or prior to September 1, 2001, principal and interest due hereunder shall be paid in lawful money of the United States in immediately available funds or the equivalent at the address of Lender set forth above or at such other address as Lender may designate. All payments made hereunder shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the principal amount payable on this Note.

            This Note may be prepaid in whole or in part at any time without penalty; provided, however, that in the event that the Company shall desire to pre-pay all or a portion of the principal balance outstanding under this Note, the Company shall provide ten (10) days' advance written notice thereof to the Lender at the address indicated above, during which period, the Lender shall have the option to convert all or a portion of this Note under the terms and conditions herein provided.

            The provisions of this Note shall inure to the benefit of and be binding on any successor to the Company and shall extend to any permitted holder hereof. This Note, as well as the rights and obligations hereunder, may not be assigned by the Lender without the prior written consent of the Company, which consent shall be granted or denied in the Company's sole and complete discretion.

            The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note and the benefit of any statute of limitations with respect to any action to enforce this Note. This Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the choice of law provisions thereof.

        (The remainder of this page has been left blank intentionally.)

            No amendment or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by either the Company or the Lender, as the case may be depending on which is the party against whom enforcement of the amendment or waiver is sought and then such waiver or amendment, as the case may be, shall only be effective for the specific purpose(s) for which it is given.

                                          Microbest, Inc.
                                          a Minnesota corporation


                                          By:  /s/ MICHAEL J. TROUP
                                             -----------------------------------
                                          Name: MICHAEL J. TROUP
                                          Title: CEO
                                                 A Duly Authorized Signatory

WITNESS:

/s/ WILLIAM BRESLIN
--------------------------------
Name: WILLIAM BRESLIN
Title: CFO

EXHIBIT A

                               ELECTION TO CONVERT

      The undersigned, Douglas Leuthold, who is the holder of a certain promissory note dated September 1, 1999 (the "Note") in the principal amount of seventy five thousand dollars ($75,000) in its favor from Microbest, Inc., a Minnesota corporation, as maker, hereby elects to convert all of the accrued and unpaid interest to date outstanding under the Note in the amount of $__________ and $___________ in unpaid principal together which total $ ________ thereof into shares of the Company's common stock, $.001 stated value per share ("Common Stock") based on a conversion price equal to a twenty (20%) percent discount off the ninety (90) day average closing bid price as reported on the Over the Counter Bulletin Board (the exchange on which the Common Stock is listed and traded), for the ninety (90) trading days immediately preceding the applicable Conversion Date ("Conversion Date").


Dated:_______________ , 20__

                                          By:_______________________________
                                                Name: Douglas Leuthold

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NOACTION LETTER FROM THE U.S. SECURITIES AND EXCHANGE COMMISSION.

                                 MICROBEST, INC.
                            (A MINNESOTA CORPORATION)

                           CONVERTIBLE PROMISSORY NOTE

$25,000.00                                                  Boca Raton, Florida
                                                            September 1, 1999

            FOR VALUE RECEIVED, the undersigned, Microbest Inc., a Minnesota corporation (the "Company"), at 751 Park of Commerce Drive, Suite 122, Boca Raton, Florida 33487, hereby promises to pay to the order of Calvin Decoursey, (the "Lender") residing at 14310 Rancheros Drive, Reno, Nevada 89511, the principal sum of Twenty Five Thousand Dollars ($25,000) on or prior to the September 1, 2001 (the "Maturity Date"), together with interest at the rate of eight and three-quarters percent (8 3/4%) per annum, but in no event shall the rate of interest exceed the maximum rate if any, allowable under applicable law. Interest shall commence with the date hereof and shall continue on the unpaid principal until paid in full.

            The outstanding principal balance of, and accrued interest on, this Note shall be convertible at any time after December 31, 2000, at the option of the Lender, into shares of the Company's Common Stock (the "Common Stock"), $.001 stated value per share at a conversion price equal to twenty (20%) percent discount off the ninety (90) day average daily closing bid price, as reported on the Over the Counter Bulletin Board (the exchange on which the Common Stock is listed and traded), for the ninety (90) days immediately preceding the applicable Conversion Date (the "Conversion Date").

            In connection with the conversion of this Note as herein above provided, the Lender shall deliver this Note to the Company, together with the Notice of Conversion attached hereto as Exhibit A, pursuant to which the Lender shall confirm its election to convert and shall indicate to the Company the amount of principal and accrued interest under this Note it is electing to convert. Any election to convert all or a portion of this Note must include all of the accrued interest hereunder up to and including the date of conversion. The balance of unconverted principal of this Note remaining, if any, immediately following any such conversion shall be reflected in a new Company promissory note in favor of the Lender in the principal amount of such balance, bearing interest at eight and three-quarters percent (8 3/4%) per annum, having the same Maturity Date and which shall be convertible on the same terms and conditions as this Note.

            The Company's failure to pay timely any of the principal or interest due under this Note on the date same becomes due and payable shall constitute a default hereunder.

            If not converted on or prior to September 1, 200 1, principal and interest due hereunder shall be paid in lawful money of the United States in immediately available funds or the equivalent at the address of Lender set forth above or at such other address as Lender may designate. All payments made hereunder shall first be applied to interest then due and payable and any excess payment shall then be applied to reduce the principal amount payable on this Note.

            This Note may be prepaid in whole or in part at any time without penalty; provided, however, that in the event that the Company shall desire to pre-pay all or a portion of the principal balance outstanding under this Note, the Company shall provide ten (10) days' advance written notice thereof to the Lender at the address indicated above, during which period, the Lender shall have the option to convert all or a portion of this Note under the terms and conditions herein provided.

            The provisions of this Note shall inure to the benefit of and be binding on any successor to the Company and shall extend to any permitted holder hereof. This Note, as well as the rights and obligations hereunder, may not be assigned by the Lender without the prior written consent of the Company, which consent shall be granted or denied in the Company's sole and complete discretion.

            The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note and the benefit of any statute of limitations with respect to any action to enforce this Note. This Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the choice of law provisions thereof.

        (The remainder of this page has been left blank intentionally.)

            No amendment or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by either the Company or the Lender, as the case may be depending on which is the party against whom enforcement of the amendment or waiver is sought and then such waiver or amendment, as the case may be, shall only be effective for the specific purpose(s) for which it is given.

                                          MICROBEST, INC.,
                                          a Minnesota corporation



                                          By: /s/ MICHAEL J. TROUP
                                             ---------------------------
                                          Name: MICHAEL J. TROUP
                                          Title: CEO

                                                 A Duly Authorized Signatory





WITNESS

/s/ WILLIAM BRESLIN
------------------------------
Name: WILLIAM BRESLIN
Title: CFO

EXHIBIT A

                               ELECTION TO CONVERT

      The undersigned, Calvin Decoursey, who is the holder of a certain promissory note dated September 1, 1999 (the "Note") in the principal amount of twenty five thousand dollars ($25,000) in its favor from Microbest, Inc., a Minnesota corporation, as maker, hereby elects to convert all of the accrued and unpaid interest to date outstanding under the Note in the amount of $_________ and $__________ in unpaid principal together which total $_________ thereof into shares of the Company's common stock, $.001 stated value per share ("Common Stock") based on a conversion price equal to a twenty (20%) percent discount off the ninety (90) day average closing bid price as reported on the Over the Counter Bulletin Board (the exchange on which the Common Stock is listed and traded), for the ninety (90) trading days immediately preceding the applicable Conversion Date ("Conversion Date").

Dated: _____________, 20__

                                          By:____________________________
                                                Name: Calvin Decoursey

                                 PROMISSORY NOTE

$150,000.00                                                 Boca Raton, Florida
                                                            September 1, 1999

            FOR VALUE RECEIVED, MICROBEST, INC., a Minnesota corporation, currently having its principal place of business located at 751 Park of Commerce Drive, Suite 122 Boca Raton, Florida 33487 (hereinafter the "Debtor"), hereby promises to pay to THE SHARK FUND, LLC, currently having its principal place of business located at One World Trade Center, Suite 115 3, New York, New York 10048 (hereinafter referred to as the "Creditor"), the principal sum of ONE HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($150,000.00) together with interest thereon calculated at the rate of twelve and one-half percent (12.5%) per annum, upon the earlier to occur of- (a) September 1, 2000, or (b) the successful completion of a private equity financing of the Debtor, resulting in proceeds to the Debtor of not less than the unpaid principal amount hereof plus accrued interest hereunder at the time of the completion of such private equity financing.

1. PAYMENTS.

            Payment hereunder shall be made by the Debtor's check to such place as the Creditor or Creditor's agent may designate to Debtor orally or in writing.

2. PREPAYMENT.

            The Debtor may prepay all or any portion of the unpaid principal amount under this Note at any time by prepaying (i) all of the accrued and unpaid interest outstanding under this Note up to the date of prepayment, together with (ii) such portion of the unpaid principal amount hereunder that the Debtor wishes to pre-pay. In the event of any prepayment of only a portion of the outstanding principal amount of this Note, the principal amount due and owing hereunder shall automatically be adjusted downward in the amount of such prepayment. Debtor shall not be subject to any penalty in the event of prepayment.

3. EVENT OF DEFAULT; NOTICE TO CURE.

            If default shall be made in the due and punctual payment of the principal and interest of this Note when and as the same shall become due and payable, and if such default shall continue uncured for a period of thirty (30) days after written notice thereof to the Debtor, then Creditor may proceed to enforce the payment of this Note or to enforce any other legal or equitable right it may possess.

4. REMEDY.

            No remedy conferred upon Creditor is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder now or hereafter existing at law or in equity by statute or otherwise. No course of dealing between Debtor and Creditor or any delay in exercising any rights hereunder shall operate as a waiver of any rights of Creditor.

5. AMENDMENTS, CONSENTS AND WAIVERS.

            (a) Any term, covenant, agreement or condition of this Note may be amended only by a written instruction or instrument executed by Debtor and Creditor. Any amendment shall be endorsed upon this Note and Debtor and Creditor shall be bound thereby.

            (b) Any term, covenant, agreement, or condition of this Note to be performed or satisfied by Debtor may be waived only in writing by Creditor.

            (c) No waiver of any breach of any warranty, representation, covenant or other term or provision of this Note shall be deemed a waiver of any preceding or succeeding breach of the same or any other warranty, representation, covenant, term or provision. No extension of time for performance of any obligations or act shall be deemed to be an extension of the time for performance of any other obligation or any other act.

6. APPLICABLE LAW.

            The rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York.

7. COLLECTION EXPENSES.

            The Debtor shall pay all Creditors' costs and expenses of every kind incurred in connection with the collection of any amounts due hereunder, including all reasonable attorneys fees and disbursements. All such costs and expenses shall be added to the principal amount hereof and shall be repaid together with the principal hereunder.

8. NO ASSIGNMENT OR TRANSFER.

            The Creditor may not sell, assign, pledge, exchange, encumber, dispose of or otherwise transfer this Note, the right to receive payments hereunder or any other interest herein, without the express written consent of the Debtor, which consent shall be in the Debtor's sole discretion and may be unreasonably withheld.

9. HEADINGS.

            All titles and sections in this Note are inserted for convenience of reference only and shall not affect the meaning or interpretation hereof.

10. WAIVER OF PRESENTMENT, ETC.

            Except as otherwise herein specifically provided to the contrary, Debtor waives the right of presentment, demand for payment, notice of dishonor, notice of protest, protest and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this instrument.

IN WITNESS WHEREOF, this Note has been signed by Debtor on 9/1/99, 1999.

                                        MICROBEST, INC.
                                        A Minnesota corporation


                                        By: /s/ MICHAEL J. TROUP
                                           -----------------------------
                                              Name: MICHAEL J. TROUP
                                              Title: CEO
                                                     A Duly Authorized Signatory



WITNESS:

/s/ WILLIAM BRESLIN
------------------------------
Name: WILLIAM BRESLIN
Title: CFO

                                       3